EXHIBIT NO. 10.1


   CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
                EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

                                                                 EXECUTION COPY


                      THIRD AMENDMENT OF COLLABORATION AND
                                LICENSE AGREEMENT

         This Third Amendment of Collaboration and License Agreement (the "Third Amendment"), effective as of July 31, 2001, is made by and between Becton, Dickinson and Company, a corporation organized and existing under the laws of New Jersey and having its principal office at 1 Becton Drive, Franklin Lakes, New Jersey 07417 ("Becton Dickinson") and Millennium Pharmaceuticals, Inc., a corporation organized and existing under the laws of Delaware and having its principal office at 75 Sidney Street, Cambridge, Massachusetts 02139 ("MPI"). Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Agreement (as defined below).

         WHEREAS, Becton Dickinson and MPI are parties to a certain Collaboration and License Agreement dated February 21, 1999 (the "Agreement");

         WHEREAS, in accordance with Sections 1.3(d), 2.2(c) and 3.1(c) of the Agreement, Becton Dickinson has requested that the Joint Steering Committee approve TriPath Imaging, Inc., a Delaware corporation ("TriPath") and TriPath Oncology, Inc., a Delaware corporation ("Newco") as Approved Sublicensees, subject to the terms and conditions of a Sublicense Agreement among Becton Dickinson, TriPath and Newco to be entered into concurrently herewith (the "Sublicense Agreement"), a Development and License Agreement among Becton Dickinson, TriPath and Newco to be entered into concurrently herewith (the "Development Agreement") and a Transitional Services Agreement among Becton Dickinson, TriPath and Newco to be entered into concurrently herewith ("the Transitional Services Agreement" and, collectively with the Sublicense Agreement and the Development Agreement, the "Sublicense Relationship Documents"); and

         WHEREAS, in connection with the Joint Steering Committee's approval of TriPath and Newco as Approved Sublicensees, the Parties have determined that certain amendments to the Agreement are desirable;

         NOW THEREFORE, Becton Dickinson and MPI agree as follows:

         1. Clause (a) of Section 1.10 of the Agreement is hereby deleted and replaced with the following new clause (a):

         "(a) is developed using MPMx Program Intellectual Property and/or, [**] is developed using Becton Dickinson Program Intellectual Property,"

         2. Section 1.17 of the Agreement is hereby amended by inserting the following immediately preceding the final period of such Section:

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         "and (c) all MPMx Program Know-How disclosed to an Approved Sublicensee shall constitute Confidential Information of MPMx disclosed to Becton Dickinson, regardless of whether such Know-How is disclosed directly to the Approved Sublicensee"

         3. Section 1.20 of the Agreement is hereby amended by adding the following sentence to the end of such Section:

         "In addition, [**] shall not be included in the definition of "Cost of Goods Sold"."

         4. Section 1.43 of the Agreement is hereby deleted in its entirety and replaced with the following new Section 1.43:

         "Section 1.43 "JOINT PROGRAM KNOW-HOW" means any Know-How that is developed or acquired jointly by the Parties, or jointly by MPMx and an Approved Sublicensee, in the course of the Research Program and/or the Development Program, including Joint Inventions, as that term is defined in Section 5.1(c)."

         5. Section 1.45 of the Agreement is hereby amended by inserting the following immediately after the word "consumed" therein:

         "through IN VITRO analysis"

         6. Section 2.7(d)(i) of the Agreement is hereby deleted in its entirety and replaced with the following new Section 2.7(d)(i):

         "i. For the purposes of facilitating the conduct of the Research Program and/or the Development Program, each Party shall provide to the other Party, and Becton Dickinson shall ensure that each Approved Sublicensee provides to MPMx, such Program Know-How as the other Party shall reasonably require to conduct the Research Program and/or the Development Program, based on the reasonable determination of the Party providing such Program Know-How, or of Becton Dickinson in the case of Program Know-How provided by an Approved Sublicensee, including without limitation (A) the transfer by MPMx to Becton Dickinson of Program Validated Markers and (B) the transfer by Becton Dickinson and/or Approved Sublicensees to MPMx of Assays, in each case as specified from time to time in the Research Plan. Each Party agrees to provide, and Becton Dickinson agrees to cause each Approved Sublicensee to provide, all such Program Know-How to the other Party in accordance with the Research Plan."

         7. Section 2.7(d)(ii) of the Agreement is hereby deleted in its entirety and replaced with the following new Section 2.7(d)(ii):

         "ii. For the purposes of enabling MPMx to exploit its retained rights set forth in Section 3.3, Becton Dickinson shall provide to MPMx, and shall cause each Approved

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         Sublicensee to provide to MPMx, such Becton Dickinson Program Know-How and Joint Program Know-How as MPMx shall reasonably require."

         8. Section 2.7(d)(iii) of the Agreement is hereby amended by deleting the word "and" at the end of clause (B) and adding the following new clause (D) immediately preceding the final period of such Section:

         "; and (D) for purposes of this subsection (iii), Program Know-How provided by an Approved Sublicensee shall be deemed Program Know-How provided by Becton Dickinson"

         9. Section 2.12 of the Agreement is hereby amended by adding the following new clause (e)(iii):

         "iii. In the event that, as a result of a failure to meet the diligence requirements of Section 2.12(a) or Section 2.12(b), MPMx elects to convert an Exclusive Product Area for a Program Diagnostic Product to a Non-Exclusive Product Area, or a Co-Exclusive Pharmacogenomic Product Opportunity for a Program Pharmacogenomic Product to a Non-Exclusive Pharmacogenomic Product Opportunity, for all purposes or only with respect to a Major Market Country, as applicable, then the rights granted by Becton Dickinson to TriPath and Newco under the Sublicense Agreement, dated July , 2001, among Becton Dickinson, TriPath and Newco shall be narrowed accordingly (subject to the right of Becton Dickinson under such agreement to terminate such rights), and MPMx agrees that such narrowing shall not deprive TriPath or Newco of their status as Approved Sublicensees."

         10. Section 2.12 of the Agreement is hereby amended by adding the following new clause (f) to the end of such Section:

         "f. USE OF APPROVED SUBLICENSEES TO SATISFY DILIGENCE OBLIGATIONS. Performance by Approved Sublicensees, if any, shall be considered performance by Becton Dickinson for purposes of whether the foregoing diligence obligations in this Section 2.12 have been satisfied; PROVIDED THAT any failure to satisfy such diligence obligations shall remain the responsibility of Becton Dickinson, in accordance with the terms of this Section 2.12, regardless of performance or non-performance by Approved Sublicensees."

         11. Section 4.7 of the Agreement is hereby amended by adding the following new clause (e) to the end of such Section:

         "e. SALES BY TRIPATH AND NEWCO. In determining any royalty which may be payable by Becton Dickinson under Sections 4.7(a) or 4.7(b) with respect to sales of any Program Product or Third Party Pharmacogenomic Product by Newco and/or TriPath, any reference to Becton Dickinson in the definition of "Cost of Goods Sold" or "Direct Cost of Goods Sold" [**] and to the [**] Becton Dickinson [**] Becton Dickinson [**]

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         Becton Dickinson [**], Becton Dickinson [**] Becton Dickinson [**]
         Cost of Goods Sold."

         12. Section 5.6 of the Agreement is hereby amended by adding the following new clause (e) to the end of such Section:

         "e. TRIPATH/NEWCO. In the event TriPath and/or Newco is the subject of a Third Party Claim, (i) TriPath and/or Newco shall defend itself at its sole cost and the Parties shall cooperate with TriPath and/or Newco in such defense and shall have the right to be represented by counsel of its own choice; and (ii) any Third Party Damages or any Third Party Settlement Payments paid by TriPath and/or Newco shall be treated as set forth in Section 5.6(a) and (b) or Section 5.6(c), respectively in determining any royalty which may be payable by Becton Dickinson under Sections 4.7 with respect to sales of the Program Product by TriPath and/or Newco."

         13. Section 6.1 of the Agreement is hereby amended by inserting the following immediately after the words "governmental or private,":

         "with any use or disclosure of such Confidential Information by an Approved Sublicensee being deemed a use or disclosure by Becton Dickinson,"

         14. ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS. Becton Dickinson hereby represents, warrants and covenants to MPI that:

         a. the Sublicense Relationship Documents are the only agreements between or among Becton Dickinson, TriPath, Newco or any other TriPath Affiliate relating in any manner to the subject matter of the Agreement or affecting MPI's rights thereunder;

         b. Becton Dickinson will not amend or waive any of its rights under any of the Sublicense Relationship Documents without the prior written consent of MPI if such amendment or waiver would be inconsistent with the Agreement. Becton Dickinson further agrees that it will not amend or waive any provision of the Sublicense Agreement of which MPI is a third party beneficiary without the prior written consent of MPI, such consent not to be unreasonably withheld;

         c. Becton Dickinson acknowledges that MPI is a third party beneficiary of the Sublicense Agreement and that MPI may seek enforcement of provisions thereof that affect MPI's rights under the Agreement; and

         d. attached hereto as EXHIBIT A, EXHIBIT B, and EXHIBIT C, respectively, are copies of the Sublicense Agreement, the Development Agreement and the Transitional Services Agreement, and, [**] from the

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[**] Agreement that [**] Becton Dickinson [**] with the Agreement and [**]
Becton Dickinson [**].

         15. ACKNOWLEDGEMENT OF INTELLECTUAL PROPERTY TREATMENT. MPI hereby acknowledges the provisions of Article V of the Sublicense Agreement and agrees that MPI's rights and obligations under the Agreement with respect to Becton Dickinson Program Know-How, Joint Program Know-How, Becton Dickinson Program Patent Rights, Joint Program Patent Rights, Becton Dickinson Inventions, Joint Inventions and Becton Dickinson Platform Intellectual Property shall apply, respectively, to Newco Program Know-How (as defined in the Sublicense Agreement), Newco/MPI Joint Program Know-How (as defined in the Sublicense Agreement), Newco Program Patent Rights (as defined in the Sublicense Agreement), Newco/MPI Joint Program Patent Rights (as defined in the Sublicense Agreement), Newco Inventions (as defined in the Sublicense Agreement), Newco/MPI Joint Inventions (as defined in the Sublicense Agreement) and TriPath Program Intellectual Property (as defined in the Development Agreement), to the extent Newco Program Know-How, Newco/MPI Joint Program Know-How, Newco Program Patent Rights, Newco/MPI Joint Program Patent Rights, Newco Inventions, Newco/MPI Joint Inventions and TriPath Program Intellectual Property are treated as such under the provisions of Article V of the Sublicense Agreement.

         16. RELIANCE BY MPI ON TRIPATH AND NEWCO AS AGENTS OF BECTON DICKINSON. The Joint Steering Committee shall determine protocols by which MPI shall be entitled to rely on instructions, elections, requests, waivers and other actions and communications by TriPath and Newco in the course of the Research Program and/or the Development Program as the instructions, elections, requests, waivers and other actions and communications of Becton Dickinson.

         17. SUBLICENSE RELATIONSHIP DOCUMENTS SUBORDINATE TO AGREEMENT. Becton Dickinson hereby acknowledges and agrees that, in the event of any conflict between terms of the Agreement and the terms of the Sublicense Relationship Documents, the terms of the Agreement, as amended hereby, shall prevail.

         18. ACKNOWLEDGEMENT OF TRIPATH AND NEWCO AS APPROVED SUBLICENSEES. MPI hereby acknowledges that it, acting through its representatives on the BD/MPI Joint Steering Committee, has approved TriPath and Newco as Approved Sublicensees under the Agreement, subject to the terms of the Agreement and the Sublicense Relationship Documents.

         19. MELASTATIN(TM) DEVELOPMENT. Becton Dickinson hereby acknowledges and agrees that (a) Becton Dickinson will, through its representatives on the Joint Steering Committee, support the commercialization of Melastatin(TM) in accordance with the Parties' development and commercialization plans for Melastatin(TM) existing prior to the date of this Amendment, [**] of a [**]; (b) [**] by the [**] Becton Dickinson will [**]; (c) Becton Dickinson will

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[**]; and (d) [**] will be [**].

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         IN WITNESS WHEREOF, Becton Dickinson and MPI have executed this Third
Amendment as of the date first set forth above.

BECTON, DICKINSON AND COMPANY


By:      /s/ VINCENT A. FORLENZA
         Vincent A. Forlenza
         Senior Vice President Technology,
         Strategy and Development

MILLENNIUM PHARMACEUTICALS, INC.

By:      /s/ KEVIN STARR
         Executive Vice President, Business
         Operations and Chief Financial Officer


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      [Copies of Exhibits A, B and C to be provided by Becton Dickinson]